Term Sheet - B. Russ Smith

The following agreement ("Agreement") sets forth the terms and conditions of the employment of B. Russ Smith ("CEO" or "Employee") by AMRESCO Independence Funding, Inc. ("AIF" or "Employer"). This Agreement replaces any prior agreements (written or oral) between Employer and the Employee.

Position Chief Executive Officer (CEO) for AIF reporting to either Randy Brown, President of AMRESCO, INC.'s Commercial Finance Division, or another person in a similar position. The CEO is responsible for the oversight of AIF with emphasis on increasing the economic value of AIF. The CEO's full time duties may change from time to time as necessary; however, the duties shall remain consistent with the title of a CEO.

Effective Date The effective date for this Agreement is April 1, 2000.

Compensation   Base salary shall be $230,000 per annum payable in accordance with the normal payroll policy of AIF. An annual performance bonus ("Performance Bonus") will be paid based on the performance of the CEO and AIF. For the calendar year 2000, this bonus will be targeted at 70% of the above annual base salary if AIF meets its year 2000 agreed upon operating income budget of $8.4 million. The targeted percentage for this bonus may fluctuate higher or lower, dependent upon the actual year 2000 operating income performance of AIF.
               The above compensation (base salary and Performance Bonus) may be modified by the Employer as necessary from time to time, including the 2000 method of calculation used to derive the Performance Bonus. However, the new compensation method utilized will be similar to past compensation amounts, subject to the Employee's level of performance and AIF's performance in general. The CEO must be employed by AIF and must not be receiving severance payments from AIF in order for the Employee to be entitled to receive the Performance Bonus contemplated above.

Stay Incentive If AIF is, or substantially all of its assets are, sold to an individual or entity (the "Purchaser") on or before June 30, 2002, and the Employee is a full time employee of AIF on the date of the closing of such sale unless terminated without cause within 90 days of the close of such sale, and this sale is not a result of a sale of AMRESCO, INC. or its assets to the Purchaser, then this will be referred to as a Separate Sale, and the Employee will earn an incentive to stay payment (the "Stay Incentive") based on the following formula:

                  The Stay Incentive will be equal to $150,000 plus the greater of 1)
                  $300,000, or 2) 3% of the difference, if positive, between a) the goodwill value received, and b) $5,000,000; however, any differential above a $30 million goodwill value will be multiplied by 1.5%. The goodwill value will be equal to the sales price less the book value of the tangible assets and liabilities transferred to the Purchaser at the closing of the transaction. The sales price is equal to the cash value of any proceeds received at closing along with an estimated fair market value of any proceeds to be received in the future. The tangible book values will be based in accordance with AIF's normal historical GAAP practice.

               The Stay Incentive will be paid to the Employee under the following conditions:

                The  Employee  will be paid the Stay Incentive  only  if  1)
                  the Employee is employed by the Purchaser at the time (described below) of the payment of the Stay Incentive or
                  2) the Employee has been terminated by the Purchaser without cause during the period from 90 days before the closing such sale to the final payment of the Stay Incentive. The term "cause", as used in this Agreement, shall mean actual fraud, willful misconduct, any material violation of this Agreement, conviction of a felony, or negligence that results in material damage to AIR

                25%  of  the  Stay Incentive will be paid upon  closing  the sale and the remaining 75% of the Stay Incentive will be paid the sooner of 1) 12 months after the closing of the sale or 2) termination of the Employee without cause.

                If  there  is a Separate Sale, then on the date of the  sale of AIF, 75% of the Stay Incentive will be placed in an interest bearing escrow account with an independent third party escrow agent mutually agreeable to the Employer and Employee. The Stay Incentive will be held in escrow pursuant to a mutually agreed upon escrow agreement. The escrow agreement will comply with the conditions of this Agreement for the release of the Stay Incentive. Any interest earned in the escrow account is to be paid to the Employee at the time the Stay Incentive is paid to the Employee. All payments related to the Stay Incentive that are to be paid to the Employee will be in immediately available funds and will be subjected to applicable withholdings.

Retention Incentive  If  there is no Separate Sale of AIF by June 30,  2001, then  the  Employee  will  be paid a Retention
                     Incentive of $300,000 on June 30, 2001. The Employee will be paid the Retention Incentive only if 1) the Employee is employed by AIF on June 30, 2001 or
                     2) the Employee has been terminated by AIF without cause. If the Employee is terminated without cause before June 30, 2001 and there has been no Separate Sale of AIF, then the Employee will be paid the Retention Incentive on the date of termination. Payment of the Retention Incentive will be paid in immediately available funds and will be subject to applicable withholdings.

Benefits             The CEO will have four (4) weeks vacation per year.
                     Additionally, the CEO will be provided with medical and dental coverage along with participation in a 401 K plan and other company benefits similar to the other employees of AIF, including paid holidays and sick leave.

Term Subject to the terms and conditions of this Agreement, the CEO will be employed by the Employer commencing on the date hereof and expiring on March 31, 2003, unless sooner terminated in accordance with this Agreement. The Employer may terminate this Agreement for cause immediately or give the CEO 30 days prior notice of termination without cause. The CEO may terminate this Agreement with 30 days prior notice. AIF may pay the CEO during the 30 day notice period without requiring service. Without altering each party's rights to terminate this Agreement as provided for above, after March 31, 2002 the expiration date of this Agreement will be defined to be March 31, 2003 plus the number of days the Employee has worked past March 31, 2002, until the Employer or the CEO gives the other notice of its or his intent not to continue this Agreement, and in such event, prior notice shall be given in accordance with the time frames set forth in this paragraph.

Severance           If the CEO is terminated without cause by the Employer
                    or the CEO is constructively terminated as defined below, the CEO will be entitled to the total of his base salary until the expiration of this Agreement as if there had been no termination multiplied by 1.7 (less customary withholdings). If the ratio of base salary to expected Performance Bonus is materially changed, then the 1.7 ratio for severance shall be changed accordingly. If the CEO is terminated for cause or leaves on his own accord, the CEO will not be entitled to any severance and the CEO will only receive the base salary until the date of termination.
                    No bonuses will be paid at termination of employment.

                    The Employee shall be considered to be constructively terminated if the Employer does one of the following:

                    1) materially reduces the Employee's overall compensation
                       notwithstanding reasonable performance by the
                       Employee and reasonable profits for AIF;

                2) assigns  the  Employee any duties inconsistent  with
                   his position, duties, responsibilities and status immediately prior to such change, or a material adverse change in his reporting responsibilities, titles or offices;

               3) requires   the  Employee  to  be  based   more   than
                   thirty-five (35) miles from Dallas, Texas, except for required travel on the Employer's business to an extent substantially consistent with his current business travel obligations;

               4) reduces the Employee's base salary;

               5) failure   to   provide   the  Employee   benefit   or
                   compensation plans (including, but not limited to any pension plan, life insurance plan, health and accident plan or disability plan) which do not materially reduce the benefits from those he currently enjoys, or the failure to provide the Employee with the number of paid vacation days to which he is currently entitled; or

               6) any failure of AIF to obtain the assumption of, or
                   the agreement to perform, this Agreement in its entirety by any successor in interest.

               To   terminate  under  the  above  circumstances,   the
               Employee must give the Employer written notice and provide the Employer with 30 days to cure such event or condition after the Employer receives the notice. All references in this Agreement to termination without cause include the constructive termination terms.

Disputes Without limitation of Employer's right to seek injunctive relief as is permitted in this Agreement, any disputes related to this Agreement that cannot be resolved between the Employee and the Employer will first go to mediation. If the mediation does not resolve the dispute, then the Employee and the Employer will utilize binding arbitration to resolve the dispute. Such arbitration will take place in the State of Texas under the rules of the American Arbitration Association under its commercial arbitration rules by a single arbitrator. Such arbitration shall commence no more than 30 days after either party's request for such arbitration. Both
              Employee and Employer intend that all disputes be settled by either mediation or arbitration, including any dispute involving any claim of discrimination or Employee whistle blower claims under any applicable federal, state, local, or common laws. Both the Employer and the Employee will use best efforts to quickly resolve disputes arising out of this Agreement. The loser of the arbitration shall bare the cost of arbitration and the cost of each party's legal fees.


Covenants     Upon termination of his employment with AIF without cause by the Employer, the CEO agrees that for a period from the time of the termination until the expiration of this Agreement as if there had been no termination, the CEO shall not directly or indirectly, either for himself or any other person, (A) induce or attempt to induce any employee of AIF or of any of AIF's affiliates to leave the employ of AIF or any of its affiliates, (B) in any way interfere with the relationship between AIF or any of its affiliates and any employee thereof or (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of AIF or of any of its affiliates.
              Should the CEO voluntarily resign from AIF or should the CEO be terminated for cause, the CEO agrees that the above period of time will be increased by six (6) months for the above covenants.

              In addition to the above time frames regarding the above covenants, if the CEO receives the Stay Incentive described above, the CEO agrees for a period of twelve (12) months after receiving the remaining 75% of the Stay Incentive to not directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend his name, lend his credit to, or render services or advice to, any business whose products or activities compete in whole or in part with AIF's Business (defined herein as the business conducted by AIF as of the date of this Agreement and such further business activities of AIF with respect to which Employee materially participates during his employment with AIF), anywhere within the United States; provided, however, Employee may purchase or otherwise acquire up to (but not more than) five (5) percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
              Section 12(g) of the Securities Act of 1934.

              Employee agrees that during the term of this Agreement and at all times thereafter, the Employee will not disclose to any individual, company, corporation or other enterprise or use for Employee's direct or indirect benefit any confidential or proprietary information of Employer, including without limitation, compensation methods, pricing, customer list, and referral sources, provided that the Employee's obligations under this paragraph shall not apply to information that a) is generally known in the Employer's industry, b) the Employee had prior to his employment with AIF, or c) is required to disclosed by operation of law. Employee acknowledges and agrees that the restrictions on the activities in which he may engage that are set forth in this Agreement are reasonable and necessary to protect Employer's legitimate business interests.



               Employee understands and agrees that if he breaches any of the provisions of the covenants of this Agreement, Employer would suffer irreparable harm and monetary damages would be an inadequate remedy. Accordingly, Employee agrees that in the event of his breach, Employer shall have the right to injunctive and other equitable relief in addition to any other remedies that may be available.

Assignment     The  Employer  reserves  the right to assign  this  Agreement without the Employee's consent to a third party or an affiliated entity. Because this is a personal services contract, the Employee shall not have the right to assign this Agreement.

Further Assurances   Each  party to this Agreement will execute and  deliver
               such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out, and to comply with all the terms of this Agreement and the transactions contemplated hereby.

This  Agreement  represents the entire agreement of Employee  and  Employer with respect to the subject herein. No change or modification of this Agreement shall be effective unless in writing signed by the parties hereto. Any notices required by this Agreement between the Employee and the Employer shall be written notices. This Agreement shall be governed and enforced by the laws of the state of Texas. If any provision of this Agreement is held to be unenforceable, the parties agree that the decision maker making such determination shall exercise its powers to reduce or alter such provisions, and as reduced or altered such provisions shall be enforceable and shall be enforced. Any reduction or alteration of any provision of this Agreement, or any part hereof, shall not affect any other provision of this Agreement.
                                        Employer:
Dated: as of April 1, 2000              AMRESCO Independence Funding, Inc.
                                        By: _________________________
                                           Keith Blackwell
                                           Assistant Secretary and General
                                           Counsel

                                        By:    __________________________
                                           Randolp E. Brown
                                           President, Commercial Finance
                                           for AMRESCO, INC.

                                        Employee:
                                        By: _________________________
                                           B. Russ Smith